Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com REALTY GROWTH Supplemental Reporting Information Q1 2023 Madison Yards Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com First Quarter 2023 Earnings Release 4 Key Financial Information ▪ Consolidated Balance Sheets 11 ▪ Consolidated Statements of Operations 12 ▪ Non-GAAP Financial Measures 13 Capitalization & Dividends 16 Summary of Debt 17 Debt Maturities 18 Investments 19 Dispositions 20 Operating Portfolio Capital Investments 21 Portfolio Summary 22 Portfolio Detail 23 Leasing Summary 26 Comparable Leasing Summary 27 Same-Property NOI 28 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com Lease Expirations 29 Top Tenant Summary 31 Geographic Diversification 32 Other Assets 33 2023 Guidance 34 Contact Information & Research Coverage 35 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 36 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com 4 Press Release Contact: Matthew M. Partridge Senior Vice President, Chief Financial Officer, and Treasurer (407) 904-3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FIRST QUARTER 2023 OPERATING RESULTS WINTER PARK, FL – April 27, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended March 31, 2023. Select Highlights ▪ Reported a Net Loss per diluted share attributable to common stockholders of ($0.32) for the quarter ended March 31, 2023. ▪ Reported Core FFO per diluted share attributable to common stockholders of $0.39 for the quarter ended March 31, 2023. ▪ Reported AFFO per diluted share attributable to common stockholders of $0.43 for the quarter ended March 31, 2023. ▪ Acquired one 6,000 square foot property within the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $3.3 million and a going-in cap rate of 7.2%. ▪ Originated a $15.0 million first mortgage loan at a fixed interest rate of 8.75% secured by the Founders Square property located in Dallas, Texas. ▪ Reported a decrease in Same-Property NOI of (1.2%) as compared to the first quarter of 2022. ▪ Repurchased 303,354 shares for $5.0 million at an average price of $16.48 per share. ▪ Paid a common stock cash dividend of $0.38 per share, representing a 5.6% increase over the first quarter 2022 quarterly common stock cash dividend. CEO Comments “We are pleased with what has been an active start to the year, and while the underlying macroeconomic environment remains volatile, the quality of our assets, our diverse income streams, and strength of our Sunbelt-focused markets have allowed us to make positive strides in our value-add initiatives, driving attractive leasing spreads during the quarter and positioning our properties for long-term cash flow growth,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Our growing signed but not open pipeline and increasing tenant demand at our two more recent acquisitions, West Broad Village and The Collection at Forsyth, are building operational tailwinds for 2023, 2024 and beyond. As a result, we have improved visibility that gives us additional confidence in our long-term value proposition for our shareholders and supports the attractiveness of our outsized 9.1% common dividend.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company's operating results for the three months ended March 31, 2023:

(in thousands, except per share data)	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	*Variance to Comparable Period in the Prior Year*	
Net Income (Loss) Attributable to the Company	$ (5,993)	$ 202	*$ (6,195)*	*(3,066.8%)*
Net Loss Attributable to Common Stockholders	$ (7,188)	$ (993)	*$ (6,195)*	*(623.9%)*
Net Loss per Share Attributable to Common Stockholders (1)	$ (0.32)	$ (0.06)	*$ (0.26)*	*(433.3%)*
Core FFO Attributable to Common Stockholders (2)	$ 8,867	$ 8,227	*$ 640*	*7.8%*
Core FFO per Common Share – Diluted (2)	$ 0.39	$ 0.46	*$ (0.07)*	*(15.2%)*
AFFO Attributable to Common Stockholders (2)	$ 9,863	$ 8,717	*$ 1,146*	*13.1%*
AFFO per Common Share – Diluted (2)	$ 0.43	$ 0.49	*$ (0.06)*	*(12.2%)*
Dividends Declared and Paid, per Preferred Share	$ 0.40	$ 0.40	*$ 0.00*	*0.00%*
Dividends Declared and Paid, per Common Share	$ 0.38	$ 0.36	*$ 0.02*	*5.6%*

(1) The denominator for this measure excludes the impact of 3.2 million and 3.0 million shares for the three months ended March 31, 2023 and 2022, respectively, related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the three months ended March 31, 2023, the Company acquired one 6,000 square foot property within the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $3.3 million and a going-in cap rate of 7.2%. The Company is under contract to acquire the remaining properties that make up the retail portion of Phase II of The Exchange at Gwinnett for a purchase price of $13.8 million. The Company previously purchased the Sprouts-anchored Phase I portion of The Exchange at Gwinnett in December 2021 and currently holds the development loan for the unfinished retail portion of Phase II of The Exchange at Gwinnett.

During the three months ended March 31, 2023, the Company originated a $15.0 million first mortgage secured by the Founders Square property located in Dallas, Texas (the "Property"). The Property, which includes a dedicated underground parking garage and spans more than 274,000 square feet, sits on 4.0 acres within blocks of the AT&T Discovery District, Omni Dallas Hotel, and Kay Bailey Hutchison Convention Center. The three-year first mortgage is interest-only through maturity, includes an origination fee, and bears a fixed interest rate of 8.75%.

Portfolio Summary

The Company's income property portfolio consisted of the following as of March 31, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	8	435	5.4 years
Multi-Tenant	15	3,288	4.7 years
Total / Weighted Average Lease Term	23	3,723	5.3 years

Square feet in thousands.

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Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	15	1,972	49.7%
Office	3	395	10.2%
Mixed-Use	5	1,356	40.1%
Total / Weighted Average Lease Term	23	3,723	100%

Square feet in thousands.

Leased Occupancy	93.5%
Occupancy	89.9%

Same Property Net Operating Income

During the first quarter of 2023, the Company's Same-Property NOI totaled $10.3 million, a decrease of 1.2% over the comparable prior year period, as presented in the following table.

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	*Variance to Comparable Period in the Prior Year*	
Single Tenant	$ 1,901	$ 1,856	*$ 45*	*2.4%*
Multi-Tenant	8,402	8,576	*(174)*	*(2.0%)*
Total	$ 10,303	$ 10,432	*$ (129)*	*(1.2%)*

$ in thousands.

Leasing Activity

During the quarter ended March 31, 2023, the Company signed 25 leases totaling 160,424 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 14 leases totaling 100,583 square feet at an average cash base rent of $22.94 per square foot compared to a previous average cash base rent of $21.32 per square foot, representing 7.6% comparable growth.

A summary of the Company's overall leasing activity for the year ended March 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	66	9.2 years	$21.85	$ 2,197	$ 630
Renewals & Extensions	95	4.5 years	$22.71	40	68
Total / Weighted Average	161	6.4 years	$22.36	$ 2,237	$ 698

In thousands except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended March 31, 2023, the Company sold approximately 2,412 acres of subsurface oil, gas, and mineral rights for $0.2 million, resulting in a gain of $0.2 million.

During the three months ended March 31, 2023, the Company sold approximately 0.7 mitigation credits for $0.1 million, resulting in a gain of less than $0.1 million.

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© CTO Realty Growth, Inc. | ctoreit.com 7 Capital Markets and Balance Sheet During the quarter ended March 31, 2023, the Company completed the following capital markets activities: ▪ Repurchased 303,354 shares of common stock for $5.0 million at an average price of $16.48 per share. The following table provides a summary of the Company’s long-term debt, at face value, as of March 31, 2023: Component of Long-Term Debt Principal Interest Rate Maturity Date 2025 Convertible Senior Notes $51.0 million 3.875% April 2025 2026 Term Loan (1) $65.0 million SOFR + 10 bps + [1.25% – 2.20%] March 2026 Mortgage Note (2) $17.8 million 4.06% August 2026 Revolving Credit Facility (3) $133.2 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2027 Term Loan (4) $100.0 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2028 Term Loan (5) $100.0 million SOFR + 10 bps + [1.20% – 2.15%] January 2028 Total Debt / Weighted Average Interest Rate $467.0 million 3.83% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread. (2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas. (3) The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread. (4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread. (5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread. As of March 31, 2023, the Company’s net debt to Pro Forma EBITDA was 7.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.8 times. As of March 31, 2023, the Company’s net debt to total enterprise value was 49.5%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares. Dividends On February 22, 2023, the Company announced a cash dividend on its common stock and Series A Preferred stock for the first quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on March 31, 2023 to stockholders of record as of the close of business on March 9, 2023. The first quarter 2023 common stock cash dividend represents a 5.6% increase over the comparable prior year period quarterly dividend and a payout ratio of 97.4% and 88.4% of the Company’s first quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively. 2023 Outlook The Company has maintained its Core FFO and AFFO outlook for 2023 and has revised certain assumptions to take into account the Company’s first quarter performance and revised expectations regarding the Company’s operational and investment activities and forecasted capital markets transactions. The Company’s outlook for 2023 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions. The Company’s maintained outlook for 2023 is as follows:

	2023 Guidance Range		
	Low		High
Core FFO Per Diluted Share	$1.50	to	$1.55
AFFO Per Diluted Share	$1.64	to	$1.69

The Company's 2023 guidance includes but is not limited to the following assumptions:

- Same-Property NOI growth of 1% to 4%, including the impact of elevated bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults
- General and administrative expense within a range of $14 million to $15 million
- Weighted average diluted shares outstanding of approximately 22.5 million shares
- Year-end 2023 leased occupancy projected to be within a range of 94% to 95% before any potential impact from 2023 income property acquisitions and/or dispositions
- Investment in income producing assets, including structured investments, between $100 million and $200 million at a weighted average initial cash yield between 7.25% and 8.00%
- Disposition of assets between $5 million and $75 million at a weighted average exit cash yield between 6.00% and 7.50%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2023 on Friday, April 28, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company's website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/ym8u6mfs

Dial-In: https://register.vevent.com/register/BIa0054d2d99594fa39dbf66ac723dfa4d

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company's website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such

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© CTO Realty Growth, Inc. | ctoreit.com 9 as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease

© CTO Realty Growth, Inc. | ctoreit.com 10 modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 11 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) March 31, 2023 December 31, 2022 ASSETS Real Estate: Land, at Cost $ 233,619 $ 233,930 Building and Improvements, at Cost 538,449 530,029 Other Furnishings and Equipment, at Cost 748 748 Construction in Process, at Cost 4,630 6,052 Total Real Estate, at Cost 777,446 770,759 Less, Accumulated Depreciation (41,913) (36,038) Real Estate—Net 735,533 734,721 Land and Development Costs 683 685 Intangible Lease Assets—Net 110,323 115,984 Assets Held for Sale 1,115 — Investment in Alpine Income Property Trust, Inc. 39,259 42,041 Mitigation Credits 2,526 1,856 Mitigation Credit Rights — 725 Commercial Loans and Investments 47,118 31,908 Cash and Cash Equivalents 7,023 19,333 Restricted Cash 1,589 1,861 Refundable Income Taxes 448 448 Deferred Income Taxes—Net 2,503 2,530 Other Assets 33,134 34,453 Total Assets $ 981,254 $ 986,545 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,771 $ 2,544 Accrued and Other Liabilities 18,814 18,028 Deferred Revenue 6,564 5,735 Intangible Lease Liabilities—Net 9,346 9,885 Long-Term Debt 465,130 445,583 Total Liabilities 502,625 481,775 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at March 31, 2023 and December 31, 2022 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,709,119 shares issued and outstanding at March 31, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022 227 229 Additional Paid-In Capital 167,436 172,471 Retained Earnings 300,066 316,279 Accumulated Other Comprehensive Income 10,870 15,761 Total Stockholders’ Equity 478,629 504,770 Total Liabilities and Stockholders’ Equity $ 981,254 $ 986,545

© CTO Realty Growth, Inc. | ctoreit.com 12 Consolidated P&L CTO Realty Growth, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except share, per share and dividend data) Three Months Ended March 31, 2023 March 31, 2022 Revenues Income Properties $ 22,432 $ 15,168 Management Fee Income 1,098 936 Interest Income from Commercial Loan s and Investments 795 718 Real Estate Operations 392 388 Total Revenues 24,717 17,210 Direct Cost of Revenues Income Properties (7,153) (4,016) Real Estate Operations (85) (51) Total Direct Cost of Revenues (7,238) (4,067) General and Administrative Expenses (3,727) (3,043) Provision for Impairment (479) — Depreciation and Amortization (10,316) (6,369) Total Operating Expenses (21,760) (13,479) Loss on Disposition of Assets — (245) Other Loss — (245) Total Operating Income 2,957 3,486 Investment and Other Loss (4,291) (1,894) Interest Expense (4,632) (1,902) Loss Before Income Tax Benefit (5,966) (310) Income Tax (Expense) Benefit (27) 512 Net Income (Loss) Attributable to the Company $ (5,993) $ 202 Distributions to Preferred Stockholders (1,195) (1,195) Net Loss Attributable to Common Stockholders $ (7,188) $ (993) Per Share Information: Basic and Diluted Net Loss Attributable to Common Stockholders $ (0.32) $ (0.06) Weighted Average Number of Common Shares: Basic and Diluted 22,704,829 17,726,677 Dividends Declared and Paid – Preferred Stock $ 0.40 $ 0.40 Dividends Declared and Paid – Common Stock $ 0.38 $ 0.36

© CTO Realty Growth, Inc. | ctoreit.com 13 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Same-Property NOI Reconciliation (Unaudited) (In thousands) Three Months Ended March 31, 2023 March 31, 2022 Net Income (Loss) Attributable to the Company $ (5,993) $ 202 Loss on Disposition of Assets — 245 Provision for Impairment 479 — Depreciation and Amortization of Real Estate 10,316 6,369 Amortization of Intangibles to Lease Income (679) (481) Straight-Line Rent Adjustment 251 538 COVID -19 Rent Repayments (26) (27) Accretion of Tenant Contribution 38 38 Interest Expense 4,632 1,902 General and Administrative Expenses 3,727 3,043 Investment and Other Loss 4,291 1,894 Income Tax (Benefit) Expense 27 (512) Real Estate Operations Revenues (392) (388) Real Estate Operations Direct Cost of Revenues 85 51 Management Fee Income (1,098) (936) Interest Income from Commercial Loan s and Investments (795) (718) Less: Impact of Properties Not Owned for the Full Reporting Period (4,560) (1,152) Cash Rental Income Received from Properties Presented as Commercial Loan s and Investments — 364 Same-Property NOI $ 10,303 $ 10,432

© CTO Realty Growth, Inc. | ctoreit.com 14 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures (Unaudited) (In thousands, except per share data ) Three Months Ended March 31, 2023 March 31, 2022 Net Income (Loss) Attributable to the Company $ (5,993) $ 202 Add Back: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1) — — Net Income (Loss) Attributable to the Company , If-Converted $ (5,993) $ 202 Depreciation and Amortization of Real Estate 10,302 6,369 Loss on Disposition of Assets — 245 Gain on Disposition of Other Assets (323) (332) Provision for Impairment 479 — Unrealized Loss on Investment Securities 4,918 2,457 Funds from Operations $ 9,383 $ 8,941 Distributions to Preferred Stockholders (1,195) (1,195) Funds from Operations Attributable to Common Stockholders $ 8,188 $ 7,746 Amortization of Intangibles to Lease Income 679 481 Less: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1) — — Core Funds from Operations Attributable to Common Stockholders $ 8,867 $ 8,227 Adjustments: Straight-Line Rent Adjustment (251) (538) COVID-19 Rent Repayments 26 27 Other Depreciation and Amortization (59) (139) Amortization of Loan Costs , Discount on Convertible Debt , and Capitalized Interest 208 234 Non-Cash Compensation 1,072 906 Adjusted Funds from Operations Attributable to Common Stockholders $ 9,863 $ 8,717 FFO Attributable to Common Stockholders per Common Share – Diluted $ 0.36 $ 0.44 Core FFO Attributable to Common Stockholders per Common Share – Diluted $ 0.39 $ 0.46 AFFO Attributable to Common Stockholders per Common Share – Diluted $ 0.43 $ 0.49 (1) Interest related to the 2025 Convertible Senior Notes excluded from net income attributable to the Company to derive FFO effective Jan uary 1, 2022 due to the implementation of ASU 2020 -06 which requires presentation on an if -converted basis, as the impact to net income attributable to common stockholders would be anti -dilutive.

© CTO Realty Growth, Inc. | ctoreit.com 15 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended March 31, 2023 Net Loss Attributable to the Company $ (5,993) Depreciation and Amortization of Real Estate 10,302 Gains on Disposition of Other Assets (323) Provision for Impairment 479 Unrealized Loss on Investment Securities 4,918 Distributions to Preferred Stockholders (1,195) Straight-Line Rent Adjustment (251) Amortization of Intangibles to Lease Income 679 Other Depreciation and Amortization (59) Amortization of Loan Costs , Discount on Convertible Debt , and Capitalized Interest 208 Non-Cash Compensation 1,072 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 4,424 EBITDA $ 14,261 Annualized EBITDA $ 57,044 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (1) 991 Pro Forma EBITDA $ 58,035 Total Long-Term Debt $ 465,130 Financing Costs, Net of Accumulated Amortization 1,530 Unamortized Convertible Debt Discount 324 Cash & Cash Equivalents (7,023) Restricted Cash (1,589) Net Debt $ 458,372 Net Debt to Pro Forma EBITDA 7.9x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2023.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. Equity Capitalization Common Shares Outstanding 22,709 Common Share Price $17.26 Total Common Equity Market Capitalization $391,959 Series A Preferred Shares Outstanding 3,000 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $75,000 Total Equity Capitalization $466,959 Debt Capitalization Total Debt Outstanding $466,984 Total Capitalization $933,943 Cash, Restricted Cash & Cash Equivalents $8,612 Total Enterprise Value $925,331 Dividends Paid Common Preferred Q2 2022 $0.37 $0.40 Q3 2022 $0.38 $0.40 Q4 2022 $0.38 $0.40 Q1 2023 $0.38 $0.40 Trailing Twelve Months Q1 2023 $1.51 $1.59 Q1 2023 Core FFO Per Diluted Share $0.39 Q1 2023 AFFO Per Diluted Share $0.43 Q1 2023 Core FFO Payout Ratio 97.4% Q1 2023 AFFO Payout Ratio 88.4% Dividend Yield Q1 2023 $0.38 $0.40 Annualized Q1 2023 Dividend $1.52 $1.59 Price Per Share as of March 31, 2023 $17.26 $19.64 Implied Dividend Yield 8.8% 8.1% 16

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary $ in thousands. Any differences are a result of rounding. (1) See reconciliation as part of Non-GAAP Financial Measures in the Company’s First Quarter 2023 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type 2025 Convertible Senior Notes $51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility 33,150 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Variable Revolving Credit Facility 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Total / Wtd. Avg. $466,984 3.83% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt 433,834 3.64% 93% Total Variable Rate Debt 33,150 SOFR + 10 bps + [1.25% – 2.20%] 7% Total / Wtd. Avg. $466,984 3.83% 100% Leverage Metrics Face Value of Debt $466,984 Cash, Restricted Cash & Cash Equivalents ($8,612) Net Debt $458,372 Total Enterprise Value $925,331 Net Debt to Total Enterprise Value 50% Net Debt to Pro Forma EBITDA(1) 7.9x 17

© CTO Realty Growth, Inc. | ctoreit.com Debt Maturities $ in thousands. Any differences are a result of rounding. Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2023 $ − − % − % − % 2024 − − % − % − % 2025 51,034 11% 11% 3.88% 2026 82,800 18% 29% 2.21% 2027 233,150 50% 79% 3.81% 2028 100,000 21% 100% 5.18% Total $466,984 100% 3.83% 18

© CTO Realty Growth, Inc. | ctoreit.com Year-to-Date Investments $ in thousands. Any differences are a result of rounding. Property Acquisitions Market Type Date Acquired Square Feet Price Occupancy At Acq. Phase II of The Exchange at Gwinnett (1 of 5 parcels) Buford, GA Atlanta, GA Retail Parcel February 2023 6,000 $3,276 100% Total Acquisitions 6,000 $3,276 19 Structured Investments Market Type Date Originated Capital Commitment Structure Founders Square Dallas, TX Dallas, TX Creative Office March 2023 $15,000 First Mortgage Total Structured Investments $15,000

© CTO Realty Growth, Inc. | ctoreit.com Property Market Type Date Sold Square Feet Price Gain (Loss) None Total Dispositions − $ − $ − Year-to-Date Dispositions 20 $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Operating Portfolio Capital Investments $ in thousands. Any differences are a result of rounding. 21 Investment in Previously Occupied Space Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $ - $ - Tenant Improvement Allowances 47 47 Leasing Commissions 11 11 Total Investment in Previously Occupied Space $58 $58 New Investment in Acquired Vacancy Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures $551 $551 Tenant Improvement Allowances 2,915 2,915 Leasing Commissions 220 220 Total New Investment in Acquired Vacancy $3,686 $3,686 Other Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Property Improvement Costs $398 $398 Investment in Property Repositioning 667 667 Total Other Capital Investments $1,065 $1,065 Total Capital Investments Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Capital Expenditures and Other Capital Investments $1,616 $1,616 Tenant Improvement Allowances 2,962 2,962 Leasing Commissions 231 231 Total New Investment in Acquired Vacancy $4,809 $4,809

Portfolio Summary

Total Portfolio as of March 31, 2023

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	8	435	$19.69	100.0%	100.0%
Multi-Tenant	15	3,288	$19.82	88.6%	92.6%
Total Portfolio	**23**	**3,723**	**$19.80**	**89.9%**	**93.5%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	15	1,972	$18.58	91.5%	95.2%
Office	3	395	$19.01	100.0%	100.0%
Mixed Use	5	1,356	$21.81	84.7%	89.2%
Total Portfolio	**23**	**3,723**	**$19.80**	**89.9%**	**93.5%**

Total Portfolio as of March 31, 2022

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	7	422	$21.10	100.0%	100.0%
Multi-Tenant	14	2,416	$17.94	89.1%	91.9%
Total Portfolio	**21**	**2,838**	**$18.41**	**90.7%**	**93.3%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	14	1,904	$17.14	90.6%	93.1%
Office	4	532	$18.74	98.2%	97.4%
Mixed Use	3	402	$23.96	81.3%	91.3%
Total Portfolio	**21**	**2,838**	**$18.41**	**90.7%**	**93.3%**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 23 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 58.9 560,434 86% 86% $18.71 Ashford Lane Lifestyle 2020 2005 43.7 277,408 77% 87% $24.97 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 99% 100% $30.53 The Exchange at Gwinnett Grocery-Anchored 2021/2023 2021/2023 12.9 75,266 93% 100% $30.47 Total Atlanta, GA 125.8 1,075,629 86% 90% $22.93 Dallas, TX The Shops at Legacy Lifestyle 2021 2007 12.7 237,366 95% 95% $34.98 Westcliff Shopping Center Grocery-Anchored 2017 1955 10.3 134,750 61% 76% $4.47 Total Dallas, TX 23.0 372,116 82% 88% $23.93 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,988 82% 88% $19.81 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 210,973 92% 95% $23.41 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 244,072 98% 98% $19.93 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 321,977 94% 96% $14.13 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 24 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.23 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 98% 100% $15.86 Santa Fe, NM 125 Lincoln & 150 Washington Mixed Use 2021 1983 1.5 137,177 74% 94% $19.23 Tampa, FL Sabal Pavilion Single Tenant Office 2020 1998 11.5 120,500 100% 100% $18.80 Salt Lake City, UT Jordan Landing Retail Power Center 2021 2003 16.1 170,996 100% 100% $9.90 Washington, DC General Dynamics Single Tenant Office 2019 1984 3.0 64,319 100% 100% $25.24 Las Vegas, NV Eastern Commons Grocery-Anchored 2021 2001 11.9 133,304 100% 100% $11.77 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 25 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 40,698 100% 100% $26.29 Orlando, FL Winter Park Office Mixed Use 2021 1982 2.3 27,948 65% 100% $12.81 Total Portfolio 419.1 3,723,340 90% 94% $19.80 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Leasing Summary $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings. 26 Renewals and Extensions Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 11 11 Square Feet 95 95 New Cash Rent PSF $22.71 $22.71 Tenant Improvements $40 $40 Leasing Commissions $68 $68 Weighted Average Term 4.5 years 4.5 years New Leases Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 14 14 Square Feet 66 66 New Cash Rent PSF $21.85 $21.85 Tenant Improvements $2,197 $2,197 Leasing Commissions $630 $630 Weighted Average Term 9.2 years 9.2 years All Leases Summary Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Leases 25 25 Square Feet 161 161 New Cash Rent PSF $22.36 $22.36 Tenant Improvements $2,237 $2,237 Leasing Commissions $698 $698 Weighted Average Term 6.4 years 6.4 years

© CTO Realty Growth, Inc. | ctoreit.com Comparable Leasing Summary $ and square feet in thousands. Any differences are a result of rounding. Comparable leases compare leases signed on a space for which there was previously a tenant. 27 Renewals and Extensions - Comparable Number of Leases Signed GLA Signed New Cash Rent PSF Expiring Cash Rent PSF % Increase Over Expiring Rent Weighted Average Lease Term Tenant Improvements Lease Commissions 1st Quarter 2023 11 95 $22.71 $20.95 8.4% 4.5 $40 $68 2nd Quarter 2023 3rd Quarter 2023 4th Quarter 2023 Total 11 95 $22.71 $20.95 8.4% 4.5 $40 $68 New Leases – Comparable Number of Leases Signed GLA Signed New Cash Rent PSF Expiring Cash Rent PSF % Increase Over Expiring Rent Weighted Average Lease Term Tenant Improvements Lease Commissions 1st Quarter 2023 3 6 $26.56 $27.22 (2.4%) 5.0 $95 $42 2nd Quarter 2023 3rd Quarter 2023 4th Quarter 2023 Total 3 6 $26.56 $27.22 (2.4%) 5.0 $95 $42 All Comparable Leases Summary Number of Leases Signed GLA Signed New Cash Rent PSF Expiring Cash Rent PSF % Increase Over Expiring Rent Weighted Average Lease Term Tenant Improvements Lease Commissions 1st Quarter 2023 14 101 $22.94 $21.32 7.6% 4.6 $135 $110 2nd Quarter 2023 3rd Quarter 2023 4th Quarter 2023 Total 14 101 $22.94 $21.32 7.6% 4.6 $135 $110

© CTO Realty Growth, Inc. | ctoreit.com Same-Property NOI $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 28 Multi-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 11 11 Same-Property NOI – 2023 $8,402 $8,402 Same Property NOI – 2022 $8,576 $8,576 $ Variance ($174) ($174) % Variance (2.0%) (2.0%) Single-Tenant Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 5 5 Same-Property NOI – 2023 $1,901 $1,901 Same Property NOI – 2022 $1,856 $1,856 $ Variance $45 $45 % Variance 2.4% 2.4% All Properties Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Number of Comparable Properties 16 16 Same-Property NOI – 2023 $10,303 $10,303 Same Property NOI – 2022 $10,432 $10,432 $ Variance ($129) ($129) % Variance (1.2%) (1.2%)

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. Any differences are a result of rounding. 29 Anchor Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 2 26 0.8% 175 0.2% $6.64 2024 4 144 4.3% 3,629 4.9% 24.62 2025 6 121 3.6% 2,866 3.9% 23.95 2026 9 353 10.5% 6,147 8.3% 17.74 2027 10 383 11.4% 4,529 6.1% 11.85 2028 11 543 16.2% 10,014 13.6% 17.87 2029 2 164 4.9% 2,319 3.1% 13.99 2030 2 67 2.0% 784 1.1% 11.99 2031 3 48 1.4% 852 1.2% 19.02 Thereafter 9 249 7.4% 4,507 6.1% 18.10 Total 58 2,098 62.7% 35,822 48.6% $17.09 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 20 74 2.2% 1,502 2.0% $20.31 2024 54 175 5.2% 4,491 6.1% 25.69 2025 27 87 2.6% 2,900 3.9% 34.35 2026 40 199 5.9% 5,276 7.2% 26.56 2027 46 144 4.3% 3,913 5.3% 27.49 2028 33 140 4.2% 4,487 6.1% 33.03 2029 30 116 3.5% 3,744 5.1% 33.60 2030 30 81 2.4% 3,018 4.1% 40.85 2031 27 72 2.2% 2,554 3.5% 38.55 Thereafter 36 162 4.8% 6,026 8.2% 37.20 Total 343 1,250 37.3% 37,911 51.4% $31.80

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. Any differences are a result of rounding. 30 Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 22 100 3.0% 1,677 2.3% $16.74 2024 58 319 9.5% 8,120 11.0% 25.45 2025 33 208 6.2% 5,766 7.8% 27.72 2026 49 552 16.5% 11,423 15.5% 20.68 2027 56 527 15.7% 8,442 11.4% 16.00 2028 44 683 20.4% 14,501 19.7% 21.21 2029 32 280 8.4% 6,063 8.2% 21.70 2030 32 148 4.4% 3,802 5.2% 25.69 2031 30 120 3.6% 3,406 4.6% 28.54 Thereafter 45 411 12.3% 10,533 14.3% 25.63 Total 401 3,348 100.0% 73,733 100.0% $22.02

Top Tenant Summary

CTO REALTY GROWTH

Tenant/Concept	Credit Rating[1]	Leases	Leased Square Feet	% of Total	Cash ABR	% of Total
Fidelity	A+	1	210	5.6%	3,619	4..9%
WeWork	CC	1	59	1.6%	2,719	3.7%
Ford Motor Credit	BB+	1	121	3.3%	2,265	3.1%
AMC	CCC+	2	90	2.4%	2,189	3.0%
General Dynamics	A-	1	64	1.7%	1,623	2.2%
At Home	CCC+	2	192	5.2%	1,576	2.1%
Southern University	Not Rated	1	60	1.6%	1,569	2.1%
Whole Foods Market	AA-	1	60	1.6%	1,485	2.0%
Darden Restaurants	BBB	4	33	0.9%	1,361	1.8%
Best Ross/dd's Discount	BBB+	4	106	2.8%	1,334	1.8%
Best Buy	BBB+	2	82	2.2%	1,224	1.7%
Publix	Not Rated	1	54	1.5%	1,076	1.5%
Harkins Theatres	Not Rated	1	56	1.5%	961	1.3%
The Hall at Ashford Lane	Not Rated	1	17	0.5%	877	1.2%
TJ Maxx/HomeGoods/Marshalls	A	2	75	2.0%	859	1.2%
Landshark Bar & Grill	Not Rated	1	6	0.2%	770	1.0%
Hobby Lobby	Not Rated	1	55	1.5%	743	1.0%
Burlington	BB+	1	47	1.3%	723	1.0%
Academy Sports & Outdoors	BB	1	73	2.0%	709	1.0%
REI	Not Rated	1	27	0.7%	706	1.0%
Other		371	1,861	50.0%	45,345	61.5%
Total Occupied		**401**	**3,348**	**89.9%**	**73,733**	**100.0%**
Vacant		–	375	10.1%		
Total		**401**	**3,723**	**100.0%**		

$ and square feet in thousands.

(1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC).

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Geographic Diversification

CTO REALTY GROWTH

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2022 Average Household Income	5-Mile 2022 Total Population	2022-2027 Projected Population Annual Growth
Atlanta, GA	4	1,076	29%	$24,669	33%	$156,034	223,066	1.1%
Dallas, TX	2	372	10%	8,906	12%	146,159	320,062	1.2%
Richmond, VA	1	393	11%	7,785	11%	141,700	174,567	0.3%
Jacksonville, FL	1	211	6%	4,939	7%	96,386	200,927	0.5%
Phoenix, AZ	1	244	7%	4,865	7%	134,759	308,674	0.8%
Raleigh, NC	1	322	9%	4,550	6%	168,535	131,885	1.0%
Albuquerque, NM	1	210	6%	3,619	5%	63,148	50,506	3.9%
Houston, TX	1	201	5%	3,182	4%	124,283	275,061	0.9%
Santa Fe, NM	1	137	4%	2,638	4%	106,492	64,342	(0.2%)
Tampa, FL	1	121	3%	2,265	3%	76,699	184,603	0.8%
Salt Lake City, UT	1	171	5%	1,693	2%	106,412	364,557	0.8%
Washington, DC	1	64	2%	1,623	2%	204,805	234,546	0.5%
Las Vegas, NV	1	133	4%	1,569	2%	120,743	313,541	0.9%
Daytona Beach, FL	5	41	1%	1,070	1%	63,129	106,381	0.3%
Orlando, FL	1	28	1%	358	<1%	103,034	278,379	0.5%
Total	**23**	**3,723**	**100%**	**$73,733**	**100%**	**$136,138**	**219,115**	**1.0%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2022 Average Household Income	5-Mile 2022 Total Population	2022-2027 Projected Population Annual Growth
Georgia	4	1,076	29%	$24,669	33%	$156,034	223,066	1.1%
Texas	3	573	15%	12,088	16%	140,401	308,217	1.1%
Virginia	2	456	12%	9,408	13%	152,587	184,915	0.4%
Florida	8	402	11%	8,632	12%	87,374	188,138	0.6%
New Mexico	2	347	9%	6,258	8%	81,422	56,339	2.2%
North Carolina	1	322	7%	4,865	7%	134,759	308,674	0.8%
Arizona	1	244	9%	4,550	6%	168,535	131,885	1.0%
Utah	1	171	5%	1,693	2%	106,412	364,557	0.8%
Nevada	1	133	4%	1,569	2%	120,743	313,541	0.9%
Total	**23**	**3,723**	**100%**	**$73,733**	**100%**	**$136,138**	**219,115**	**1.0%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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© CTO Realty Growth, Inc. | ctoreit.com Other Assets $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. 33 Investment Securities Shares & Operating Partnership Units Owned Value Per Share March 31, 2023 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,333 $16.83 $39,259 $1.10 $2,566 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate Phase II of The Exchange at Gwinnett Construction Loan January 2022 January 2024 $8,700 $1,427 7.25% Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2025 30,000 30,000 8.50% Improvement Loan at Ashford Lane Improvement Loan May 2022 February 2038 1,500 1,453 - % Founders Square First Mortgage March 2023 March 2026 15,000 15,000 8.75% Total Structured Investments $55,200 $47,880 8.14% Subsurface Interests Acreage Estimated Value Acres Available for Sale 353,000 acres $4,000 Mitigation Credits and Rights State Credits Federal Credits Total Book Value Mitigation Credits 35.9 1.8 $2,526 Mitigation Credit Rights − − − Total Mitigation Credits 35.9 1.8 $2,526

© CTO Realty Growth, Inc. | ctoreit.com 2023 Guidance 34 Low High Core FFO Per Diluted Share $1.50 − $1.55 AFFO Per Diluted Share $1.64 − $1.69 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2023 is as follows: $ and shares outstanding in millions, except per share data. (1) Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. (2) Before potential impact from income producing acquisitions and dispositions. The Company’s 2023 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth(1) 1% − 4% General and Administrative Expense $14 − $15 Weighted Average Diluted Shares Outstanding 22.5 − 22.5 Year-end 2023 Leased Occupancy(2) 94% − 95% Investments in Income Producing Properties $100 − $200 Target Initial Investment Cash Yield 7.25% − 8.00% Dispositions $5 − $75 Target Disposition Cash Yield 6.00% − 7.50%

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904-3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312-1635 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757-2621 EF Hutton Guarav Mehta gmehta@efhuttongroup.com (212) 970-5261 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Jason Stewart jstewart@jonestrading.com (646) 465-9932 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585 35

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor 36 Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 37 Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 38 To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from of the Company’s rental properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms 39 References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include: ▪ This presentation has been published on April 27, 2023. ▪ All information is as of March 31, 2023, unless otherwise noted. ▪ Any calculation differences are assumed to be a result of rounding. ▪ “2023 Guidance” is based on the 2023 Guidance provided in the First Quarter 2023 Operating Results press release filed on April 27, 2023. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE. ▪ “Annualized Straight-line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP. ▪ “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB-, Baa3 or NAIC-2 or higher from one or more of the Major Rating Agencies. ▪ “Contractual Base Rent” or “CBR” represents the amount owed to the Company under the terms of its lease agreements at the time referenced. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,332,668 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. ▪ “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.